                                                                      EXHIBIT 16


                         [Deloitte & Touche LLP Letterhead]






January 23, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of the Form 8-K of Hayes Corporation dated January 23, 1998, except that we have no basis for agreeing or disagreeing with the comments included in the last paragraph of Item 4.

Yours truly,



/s/ Deloitte & Touche LLP
-------------------------